Exhibit 10.4

JAGUAR ANIMAL HEALTH, INC.

FORM OF NOTICE OF GRANT OF RESTRICTED STOCK UNITS

Participant has been granted the number of Restricted Stock Units set forth below (the “RSUs”) pursuant to the Jaguar Animal Health, Inc. 2013 Equity Incentive Plan (the “Plan”), as follows:

Participant:

Date of Grant:

Number of Restricted Stock Units:

Vesting Requirements:

There are two vesting requirements, both of which must be satisfied, for the RSUs to be considered vested and the underlying Shares eligible for issuance: (1) service requirement; and (2) liquidity event requirement.

1.  Service Requirement.  So long as Participant remains in continuous Service as an employee, director or consultant, 50% of the RSUs will satisfy this vesting requirement on January 1, 2016 and the remaining 50% of the RSUs will satisfy this vesting requirement on July 1, 2017.

2.  Liquidity Event Requirement. Either (a) a corporate transaction of Company (as defined in Paragraph 19 of the Plan) (a “Corporate Transaction”) or (b) a Qualified Initial Placement Offer of Company’s Shares must occur in order for the RSUs to satisfy this vesting requirement.

For the purposes of the RSUs, the term “Qualified Initial Placement Offer” shall mean:  the closing of an underwritten public offering (a) pursuant to an effective registration statement under the U.S. Securities Act of 1933 or (b) on the basis of an approved prospectus and/or pursuant to a valid registration, qualification or filing under applicable law of another jurisdiction, in each case of the Shares or other equity securities of the Company.

Issuance and/or Disposition of the Shares

In the event of a Corporate Transaction, the Service requirement for the RSUs will be accelerated as of the Corporate Transaction effective date and the Service requirement will be considered satisfied.  If the Company is acquired by a company with shares listed on a public exchange, the Shares underlying the RSUs will be issued to Participant on the effective date of the Corporate Transaction.

If the Company is acquired by a company that does not have its shares listed on a public exchange, at the discretion of the Company and subject to the terms of the applicable acquisition agreement, on the effective date of the Corporate Transaction, the RSUs either will be assumed and converted to equivalent RSUs for shares of the acquiring company’s stock or Participant will be paid the cash value of the RSUs.

In the event of a Qualified Initial Placement Offer, the Shares underlying the RSUs for which the Service requirement is satisfied will be issued to Participant on the 8th month anniversary of the date of the Qualified Initial Placement Offer.  The portion of the RSUs for which the Service requirement is not satisfied on the date of the Qualified Initial Placement Offer will be issued on the date the Service requirement is satisfied (but no sooner than the 8th month anniversary of the date of the Qualified Initial Placement Offer.)

If (1) the Service requirement is not satisfied or (2) the liquidity event requirement does not occur by December 31, 2020, the RSUs will terminate and no shares will be issued under the RSUs.

Capitalized terms not defined herein shall have the meaning as set forth in the Plan.

By signing below, Participant agrees that the Company, its directors, officers and shareholders shall not be held liable for any tax, penalty, interest or cost incurred by Participant as a result of such determination by the IRS.  Participant is urged to consult with his or her own tax advisor regarding the tax consequences of the RSUs, including the application of Section 409A of the Code.

By their signatures below, the Company and Participant agree that the RSUs are governed by this Grant Notice and by the provisions of the Plan and the Restricted Stock Unit Agreement, both of which are attached to and made a part of this document.  Participant acknowledges receipt of copies of the Plan and the Restricted Stock Unit Agreement, represents that Participant has read and is familiar with their provisions, and hereby accepts the RSUs subject to all of their terms and conditions.

JAGUAR ANIMAL HEALTH, INC.		PARTICIPANT

By:		Signature
Its:
Date
Address:	185 Berry Street, Suite 1300
	San Francisco, CA 94107	Address

ATTACHMENTS:   Jaguar Animal Health, Inc. 2013 Equity Incentive Plan, as amended to the Date of Grant; Restricted Stock Unit Agreement

JAGUAR ANIMAL HEALTH, INC.

FORM OF RESTRICTED STOCK UNIT AGREEMENT

Jaguar Animal Health, Inc. has granted to Participant named in the Notice of Grant of Restricted Stock Units (the “Grant Notice”) to which this Restricted Stock Unit Agreement (the “Agreement”) is attached a number of Restricted Stock Units (the “RSUs”) pursuant to the terms and conditions set forth in the Grant Notice and this Agreement.  The RSUs have been granted pursuant to and shall in all respects be subject to the terms and conditions of the Jaguar Animal Health, Inc. 2013 Equity Incentive Plan (the “Plan”), as amended to the Date of Grant, the provisions of which are incorporated herein by reference.  By signing the Grant Notice, Participant: (a) acknowledges receipt of, and represents that Participant has read and is familiar with the terms and conditions of, the Grant Notice, this Agreement and the Plan, (b) accepts the RSUs subject to all of the terms and conditions of the Grant Notice, this Agreement and the Plan, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Grant Notice, this Agreement or the Plan.

1.                                      DEFINITIONS AND CONSTRUCTION.

1.1                               Definitions.  Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2                               Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2.                                      ADMINISTRATION.

All questions of interpretation concerning the Grant Notice, this Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the RSUs shall be determined by the Board.  All such determinations by the Board shall be final, binding and conclusive upon all persons having an interest in the RSUs, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Board in the exercise of its discretion pursuant to the Plan or the RSUs or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the RSUs.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

3.                                      DIVIDENDS.

Participant shall not receive any payment or other adjustment in the number of RSUs for dividends or other distributions that may be made in respect of the Shares to which the RSUs relate.

4.                                      DISTRIBUTION OF SHARES.

The Company will issue to Participant a number of Shares equal to the number of vested Shares on the issuance date or dates provided in the Grant Notice.  However, in the event that the Company determines that Participant is subject to a “black out” period on the schedule issuance date or if the scheduled issuance date does not occur during an applicable “window period” as set forth in the Company’s policy regarding insider trading of the Company’s Shares, then such Shares shall not be delivered on the scheduled issuance date and shall instead be delivered as soon as practicable within the next applicable “window period” pursuant to such policy.

5.                                      NUMBER OF SHARES.

The number of Shares underlying the RSUs may be adjusted from time to time for capitalization adjustments, as provided in Section 4.3 of the Plan.

6.                                      SECURITIES LAW COMPLIANCE.

Participant may not be issued any Shares pursuant to the RSUs unless the Shares are either (i) then registered under the Securities Act or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  The RSUs must also comply with other applicable laws and regulations governing the RSUs, and Participant shall not receive such shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

7.                                      EXECUTION OF DOCUMENTS.

Participant hereby acknowledges and agrees that the manner selected by the Company to indicate Participant’s consent to the Grant Notice is also deemed to be execution of the Grant Notice and of this Agreement.  Participant further agrees that such manner of indicating consent may be relied upon as Participant’s signature for establishing execution of any documents to be executed in the future in connection with the RSUs.  This Agreement shall be deemed to be signed by the Company and Participant upon the respective signing by the Company and Participant of the Grant Notice to which it is attached.

8.                                      RSUS NOT A SERVICE CONTRACT.

The RSUs are not an employment or service contract, and nothing in the RSUs shall be deemed to create in any way whatsoever any obligation on Participant to continue in the service of the Company or Affiliate, or on the part of the Company or Affiliate to continue such service.  In addition, nothing in the RSUs shall obligate the Company or Affiliate, their respective stockholders, boards of directors, Officers or Employees to continue any relationship that Participant might have as an Employee, Director or Consultant for the Company or Affiliate.

9.                                      UNSECURED OBLIGATION.

The RSUs are unfunded, and as a holder of a vested number of RSUs, Participant shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Shares pursuant to this Agreement.

10.                               TAX WITHHOLDING.

10.1                        In General.  At the time this Agreement is executed, or at any time thereafter as requested by the Company, Participant hereby authorizes withholding from payroll and any other amounts payable to Participant, and otherwise agrees to make adequate provision for, any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company, if any, which arise in connection with the grant or vesting of the RSUs or the issuance of Shares in settlement thereof.  The Company shall have no obligation to deliver Shares until the tax obligations of the Company have been satisfied by Participant.

10.2                        Withholding in Securities.  The Company may, in its discretion, permit or require Participant to satisfy all or any portion of the tax obligations by deducting from the Shares otherwise deliverable to Participant in settlement of the RSUs a number of Shares having a Fair Market Value, as determined by the Company as of the date on which the tax obligations arise, not in excess of the amount of such tax obligations determined by the applicable withholding rates.  In the event that the Company determines that the tax obligations will not be satisfied by the method described above, Participant authorizes the designated plan administrator or any successor plan administrator, to sell a number of Shares otherwise deliverable to Participant in settlement of the RSUs, which the Company determines is sufficient to generate an amount that meets the tax obligations, and to pay such tax withholding amounts to the Company.  The Shares may be sold as part of a block trade with other Participants of the Plan in which all Participants receive an average price.  Any adverse consequences to Participant resulting from the procedure permitted under this Section 10.2, including, without limitation, tax consequences, shall be the sole responsibility of Participant.

10.3                        Consultation.  Participant hereby acknowledges that he or she understands that Participant may suffer adverse tax consequences as a result of participation in the Plan.  Participant hereby represents that Participant has consulted with tax consultants in connection with the Award and that Participant is not relying on the Company for any tax advice.

10.4                        Beneficial Ownership of Shares; Certificate Registration.  Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of Participant with any broker with which Participant has an account relationship of which the Company has notice any or all shares acquired by Participant pursuant to the settlement of the RSUs.  Except as provided by the preceding sentence, a certificate for the shares pursuant to the RSUs shall be registered in the name of Participant, or, if applicable, in the names of the heirs of Participant.

11.                               NONTRANSFERABILITY OF THE RSUS.

The RSUs and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) in any manner otherwise than by will or by the laws of descent or distribution, shall not be subject to sale under execution, attachment, levy or similar process and may be exercised during the lifetime of Participant only by Participant.  The terms of the Plan and the Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of Participant.

12.                               RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

Participant shall have no rights as a stockholder with respect to any Shares related to the RSUs until the date of issuance of the Shares pursuant to the RSUs (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  If Participant is an Employee, Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Company or Affiliate and Participant, Participant’s employment is “at will” and is for no specified term.  Nothing in this Agreement shall confer upon Participant any right to continue in the Service of Company or Affiliate or interfere in any way with any right of the Company or Affiliate to terminate Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.

13.                               MISCELLANEOUS PROVISIONS.

13.1                        Termination or Amendment.  The Board may terminate or amend the Plan or the RSUs at any time.

13.2                        Compliance with Section 409A.  The Company intends that income realized by Participant pursuant to the Plan and this Agreement will not be subject to taxation under Section 409A of the Code.  The provisions of the Plan and this Agreement shall be interpreted and construed in favor of satisfying any applicable requirements of Section 409A of the Code.  The Company, in its reasonable discretion, may amend (including retroactively) the Plan and this Agreement in order to conform to the applicable requirements of Section 409A of the Code, including amendments to facilitate Participant’s ability to avoid taxation under Section 409A of the Code.  However, the preceding provisions shall not be construed as a guarantee by the Company of any particular tax result for income realized by Participant pursuant to the Plan or this Agreement.  In any event, and except for the responsibilities of the Company set forth in Section 10, the Company or Affiliate shall be responsible for the payment of any applicable taxes on income realized by Participant pursuant to the Plan or this Agreement.

13.3                        Fractional Shares.  The Company shall not be required to issue fractional shares upon the settlement of the RSUs.

13.4                        Further Instruments.  The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

13.5                        Binding Effect.  Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

13.6                        Delivery of Documents and Notices.  Any document relating to participation in the Plan, or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery electronic delivery at the e-mail address, if any, provided for Participant by the Participating Company, or, upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

13.7                        Integrated Agreement.  The Grant Notice, this Agreement and the Plan, together with any employment, service or other agreement with Participant and Company or Affiliate referring to the RSUs, shall constitute the entire understanding and agreement of Participant and the Company or Affiliate with respect to the subject matter contained herein or therein and supersede any prior agreements, understandings, restrictions, representations, or warranties among Participant and the Company or Affiliate with respect to such subject matter.  To the extent contemplated herein or therein, the provisions of the Grant Notice, this Agreement and the Plan shall survive any vesting of the RSUs and shall remain in full force and effect.

13.8                        Applicable Law.  This Agreement shall be governed by the laws of the State of California as such laws are applied to agreements between California residents entered into and to be performed entirely within the State of California.

13.9                        Counterparts.  The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.